Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of Protalix BioTherapeutics, Inc. of our report dated March 14, 2024 relating to the financial statements, which appears in Protalix BioTherapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
July 1, 2024	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers
International Limited